UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 16, 2019

EMERGENT CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	5355 Town Center Road, Suite 701 Boca Raton, Florida	33486
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: (561) 995-4200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01    Entry into a Material Definitive Agreement.

On August 16, 2019, Emergent Capital, Inc. (the "Company") entered into a subscription agreement (the “Subscription Agreement”) with Lamington Road Designated Activity Company (formerly known as Lamington Road Limited), its wholly-owned indirect Irish subsidiary ("Lamington"), White Eagle Asset Portfolio, LP, its wholly-owned indirect Delaware subsidiary ("White Eagle"), White Eagle General Partner, LLC, its wholly-owned indirect Delaware subsidiary (“WEGP”), and Palomino JV, L.P. (“Palomino”), in connection with the previously announced commitment letter with Jade Mountain Partners, LLC (“Jade Mountain”), pursuant to which White Eagle sold to Palomino 72.5% of its limited partnership interests, consisting of all of the newly issued and outstanding Class A and Class D interests (the “Investment”). Pursuant to the Subscription Agreement, Lamington received 27.5% of the limited partnership interests of White Eagle, consisting of all of the newly issued and outstanding Class B interests in exchange for all of its previously owned White Eagle limited partnership interests.

The proceeds of the Investment were used to satisfy in full (i) White Eagle’s revolving credit facility under the Second Amended and Restated Loan and Security Agreement, dated as of January 31, 2017, by and among White Eagle, as borrower, Imperial Finance and Trading, LLC, Lamington Road Bermuda, LTD, as Portfolio Manager, CLMG Corp., as Administrative Agent (“CLMG”), and LNV Corporation, as Lender (“LNV”), as amended (the “Credit Facility”), and (ii) the postpetition credit facility (the “DIP Facility”) extended by CLMG Corp., as agent, and LNV Corporation, as lender, to White Eagle, as approved by an order of United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) dated June 5, 2019 (the “DIP Order”), each in connection with the termination of the Credit Facility and the release of the related liens on the collateral thereunder pursuant to a Master Termination Agreement dated as of August 16 2019 among WEGP, Lamington, White Eagle, Markley Asset Portfolio, LLC, CLMG, as administrative agent, LNV, as initial lender, Wilmington Trust, National Association, in its capacities as securities intermediary, custodian and agent, and Palomino (the “Master Termination Agreement”). The repayment and termination of the Credit Facility and the termination of the DIP Facility, which had not been drawn against, were in accordance with the Plan of Reorganization for Lamington, WEGP and White Eagle approved by the Bankruptcy Court with respect to the previously announced voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code of Lamington, WEGP and White Eagle (the “Chapter 11 Cases”).

The Investment was consummated, and the Credit Facility was paid off in full and terminated, on August 16, 2019. The payoff totaled $402,514,215, which included payment directly to CLMG by Palomino of $374,180,921 and payment to CLMG by White Eagle of $28,333,294, collectively sufficient to repay, under the Credit Facility, the outstanding principal of $367,984,532, accrued and unpaid interest of $21,331,189 plus, under the Plan of Reorganization for the Chapter 11 Cases, an early payment amount due to LNV of $7,359,691 and lender allowed claims of $5,838,802. Of the $374,180,921 purchase price, $8,000,000 was allocated to the Class D interests which amount is to be repaid in accordance with the distribution terms of the A&R LPA.

In connection with the Investment, the Limited Partnership Agreement of White Eagle was amended and restated (the “A&R LPA”) to provide for the issuance of the Class A, B and D limited partnership interests, and for funding of an “Advance Facility” to maintain reserves sufficient to fund premiums, certain operating expenses of White Eagle and certain minimum payments to Lamington as the holder of the Class B interests. Pursuant to the A&R LPA, holders of Class A interests are entitled to receive distributions on the amounts paid or contributed by them in relation to the Investment and funding of the Advance Facility after payment of premiums on the portfolio policies and other fees and expenses. The A&R LPA provides generally that the Class A and Class B Interests receive distributions of proceeds of the assets of White Eagle based on their 72.5% and 27.5% ownership, respectively, after certain expenses and reserves are funded (including such minimum payments to Lamington totaling approximately $8,000,000 per year for the first three (3) years and $4,000,000 for the subsequent seven (7) years). However, the A&R LPA also provides that all payments to holders of the Class B interests (other than such minimum payments to Lamington during the first eight (8) years following the Closing Date) are fully subordinated to payments in respect of the minimum returns to holders of the Class A and Class D interests (including repayment of all amounts advanced in respect of the Advance Facility) and to any indemnification payments, if any, due to such holders and related indemnified persons pursuant to the indemnities afforded them in and in relation to the A&R LPA, Subscription Agreement, Master Termination Agreement and related documents. As of the closing of the Investment, a subsidiary of Lamington resigned as manager of the portfolio and was replaced by Jade Mountain or an affiliate thereof.

On August 16, 2019, Lamington also entered into (i) a pledge agreement (the “Pledge Agreement”) pursuant to which it pledged the 27.5% limited partnership interests of White Eagle owned by it to Palomino and certain other secured parties in support of the payment and indemnification obligations described above, and (ii) an assumption agreement among White Eagle, Lamington, the Company and WEGP (the “Assumption Agreement”) pursuant to which Lamington assumed all liabilities and obligations of White Eagle and WEGP as of the closing date of the Transactions, and Lamington, the Company and WEGP agreed to terminate, waive and release any intercompany debt, obligations and liabilities of White Eagle to Lamington, the Company and WEGP. On August 16, 2019, Emergent entered into an indemnification agreement (the “Indemnification Agreement”) pursuant to which it indemnified Wilmington Trust, National Association against claims and liabilities that may arise in relation to policies that have matured prior to the Closing Date but as to which Wilmington Trust, National Association has historically held title as securities intermediary.

On August 19, 2019, the Company issued a press release announcing the Investment, a copy of which is filed herewith as Exhibit 99.1.

The above descriptions of the Subscription Agreement, the A&R LPA, the Master Termination Agreement, the Pledge Agreement, the Assumption Agreement and the Indemnification Agreement do not purport to be complete and are qualified in their entirety by reference to such documents, which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 and are incorporated by reference herein.

Item 1.02    Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference to this Item 1.02.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits    EXHIBIT INDEX

Exhibit No.	Description
10.1	Subscription Agreement dated as of August 16, 2019 among Emergent Capital, Inc., Lamington Road Designated Activity Company, White Eagle Asset Portfolio, LP and Jade Mountain Partners.
10.2	Amended and Restated Limited Partnership Agreement of White Eagle Asset Portfolio, LP dated as of August 16, 2019.*
10.3
Master Termination Agreement dated as of August 16, 2019 among White Eagle General Partner, LLC, Lamington Road Designated Activity Company, White Eagle Asset Portfolio, LP, Markley Asset Portfolio, LLC, CLMG Corp., as administrative agent, LNV Corporation, as initial lender, Wilmington Trust, National Association, in its capacities as securities intermediary, custodian and agent, and Palomino JV, L.P.

10.4	Pledge Agreement dated as of August 16, 2019 between Lamington Road Designated Activity Company and Palomino JV, L.P.
10.5	Assumption Agreement dated as of August 16, 2019 among White Eagle Asset Portfolio, LP, Lamington Road Designated Activity Company, Emergent Capital Inc. and White Eagle General Partner, LLC.
10.6	Indemnification Agreement dated as of August 16, 2019 between Emergent Holdings, Inc. and Wilmington Trust, National Association.
99.1	Press Release dated August 19, 2019.

* Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
August 20, 2019

EMERGENT CAPITAL, INC.
(Registrant)

By:	/s/ Miriam Martinez
Miriam Martinez
Chief Financial Officer